New Account Application

Do not use this form for IRA accounts.

Please print clearly in CAPITAL LETTERS

The minimum initial investment in Class A shares is $2,000 with a subsequent investment minimum of $500. The minimum initial investment for Class I shares is $100,000 with a subsequent investment minimum of $500.

If you have any questions or need any help filling out the application, please call 1-844-798-3848.

After you have completed and signed this application,

Please mail to:

CLA STRATEGIC ALLOCATION FUND

c/o GEMINI FUND SERVICES, LLC

PO BOX 541150

OMAHA, NE  68154

Distributed by Northern Lights Distributors, LLC

1.	ACCOUNT OWNERSHIP

Please provide complete information for EITHER A, B, C or D:

A. INDIVIDUAL OR JOINT (Please check one):

□ Individual □ Joint Account* *Tenants with Rights of Survivorship will be assumed, unless otherwise specified.

/ /

Name Social Security Number Date of Birth

/ /

Joint Owner Social Security Number Date of Birth

Email

Citizenship □ U.S. or Resident Alien □ Other (please specify) ______________________

B.	UNIFORM GIFTS TO MINORS ACCOUNT (UGMA) OR

UNIFORM TRANSFERS TO MINORS ACCOUNT (UTMA)

/ /

Custodian’s Name Custodian’s Social Security Number Custodian’s Date of Birth

/ /

Minor’s Name Minor’s Social Security Number Minor’s Date of Birth

Minor’s State of Residence Email

C.	TRUST (Include a copy of the title page, authorized individual page and signature page of the Trust Agreement. Failure to provide this documentation may result in a delay in processing your application.)

Trust or Plan Name Email

Trust Date (mo/day/yr) Employer or Trust Taxpayer Identification Number

Trustee’s (Authorized Signer’s) Name (First, Middle Initial, Last)

Trustee’s Date of Birth (mo/day/yr) Trustee’s Social Security Number

Co-Trustee’s (Authorized Signer’s) Name (First, Middle Initial, Last)

Co-Trustee’s Date of Birth (mo/day/yr) Co-Trustee’s Social Security Number

D.	CORPORATIONS OR OTHER ENTITIES (Include a copy of one of the following documents: registered articles of incorporation, government-issued business license, partnership papers, plan documents or other official documentation that verifies the entity and lists the authorized individuals. Failure to provide this documentation may result in a delay in processing your application.)

□ C Corporation □ S Corporation □ Corporation □ Partnership □ Government Entity

□ Other (please specify) _______________________________________________________________________

If no classification is provided, per IRS regulations, your account will default to an S Corporation.

Name of Corporation or Other Business Entity Tax ID Number Email

Authorized Individual Social Security Number Date of Birth

Co-Authorized Individual Social Security Number Date of Birth

2.	MAILING AND CONTACT INFORMATION

LEGAL ADDRESS (Must be a street address)

______________________________________________________ ____________________________________ ______________________________________________________

Street Address Daytime Telephone

______________________________________________________ ____________________________________

City, State, Zip Evening Telephone

□ Please send mail to the address below. Please provide your primary legal address above, in addition to any mailing address (if different).

______________________________________________________ ____________________________________ ______________________________________________________

Street Address City, State, Zip

3.	INITIAL INVESTMENT (The minimum initial investment is $2,500)

CLA Strategic Allocation Fund $ _________________

Make check payable to CLA Strategic Allocation Fund.

If investing by wire: Call 1-844-798-3848 and indicate the amount of the wire $ .

Third Party checks are not accepted.

4.	DIVIDEND AND CAPITAL GAIN DISTRIBUTIONS

All dividends and capital gains will be reinvested in shares of the Fund that pay them unless this box is checked.

□ Please pay all dividends and capital gains in cash.

5.      REDUCED SALES CHARGE Complete this section if you qualify for a reduced sales charge. See Prospectus for Terms & Conditions.

Letter of Intent

You can reduce the sales charge you pay on shares by investing a certain amount over a 13-month period. Please indicate the total amount you intend to invest over the next 13-months.

□$50,000 □$100,000 □ $250,000

□$500,000 □$1,000,000

Rights of Accumulation

If you already own shares of CLA Strategic Allocation Fund, you may already be eligible for a reduced sales charge on Class A share purchases. Please provide the account number(s) below to qualify (if eligible).

Account No. _____________________________________________

Account No. _____________________________________________

□	Net Asset Value (NAV). I have read the prospectus and qualify for a complete waiver of the sales charge on Class A shares. Registered representatives may complete the Dealer Information section as proof of eligibility.

Reason for Waiver:___________________________________________________________________________________

6.      AUTOMATIC INVESTMENT PLAN (AIP)

AIP allows you to add regularly to the Fund by authorizing us to deduct money directly from your checking account every month. Your bank must be a member of the Automated Clearing House (ACH). If you choose this option, please complete Section 7 and attach a voided check.

Please transfer $ ($100 minimum) from my bank account:

□ Monthly □ Quarterly on the day of the month Beginning: / /

Important Note: If the AIP date falls on a holiday or weekend the deduction from your checking or savings account will occur on the next business day.

7.      BANK INFORMATION

I authorize the Fund to purchase shares through the Automatic Investment Plan via the Automated Clearing House of which my bank is a member.

Type of Account: □ Checking □ Savings

______________________________________________________ ____________________________________ ______________________________________________________

Name of Depository Institution Account Number

_______________________________________________ ________________________________

Street Address ABA Number

_______________________________________________ ________________________________

City, State, Zip City, State, Zip

Please attach a voided check from your account.

8.	COST BASIS METHOD

Note: The default cost basis calculation method for your new account will be Average Cost.  If you wish to elect a different cost basis method, please contact the Fund to complete a Cost Basis Election Form.

9.	DEALER/REGISTERED INVESTMENT ADVISOR INFORMATION

If opening your account through a Broker/Dealer or Registered Investment Advisor, please have them complete this section.

_______________________________________________ _____________________________________

Dealer Name Representative’s Last Name, First Name

DEALER HEAD OFFICE REPRESENTATIVE’S BRANCH OFFICE

_______________________________________________ _____________________________________

Address Address

_______________________________________________ _____________________________________

City, State, ZIP City, State, ZIP

_______________________________________________ _____________________________________

Telephone Number Rep Telephone Number Rep ID Number

_______________________________________________ _____________________________________

Email Address Rep Email Address

_____________________________________________________

Branch ID Number

Branch Telephone Number (if different than Rep Phone Number)

10.	STATE ESCHEATMENT LAWS

Escheatment laws adopted by various states require that personal property that is deemed to be abandoned or ownerless, including mutual fund shares and bank deposits, be transferred to the state. Under such laws, ownership of your Fund shares may be transferred to the appropriate state if no activity occurs in your account within the time period specified by applicable state law. The Fund retains a search service to track down missing shareholders and will escheat an account only after several attempts to locate the shareholder have failed. To avoid this from happening to your account, please keep track of your account and promptly inform the Fund of any change in your address.

11.   SIGNATURE(S) & CERTIFICATION (REQUIRED)

We must have signatures to process your Application and to certify your Taxpayer Identification number. IRS regulations require your signature to avoid any backup withholding.

W-9 Certification: Under penalty of perjury:

(a)	I certify that the number shown on this form is my/our current Social Security number(s) or Taxpayer Identification number(s).
(b)	I am not subject to backup withholding because; (1) I am exempt from backup withholding, or (2) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (3) the IRS has notified me that I am no longer subject to backup withholding.
(c)	I am a U.S. person (including a resident alien.)
(d)	I am exempt from FATCA reporting.

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, address, date of birth, social security number/ Tax ID number and other information that will allow us to identify you. We may also ask to see other identifying documents. Until you provide the information or documents we need, we may not be able to open an account or effect any additional transactions for you.

When opening an account for a foreign business, enterprise or a non-U.S. person that does not have an identification number, we require alternative government-issued documentation certifying the existence of the person, business or enterprise.

The undersigned represents and warrants that:

•	I have full authority and am of legal age to purchase shares of the Fund;
•	I have received and read a current prospectus for CLA Strategic Allocation Fund and agree to be bound by the terms contained therein; and
•	The information contained on this New Account Application is complete and accurate.

If Fund shares are being purchased on behalf of an Investment Company (as that term is defined under the Investment Company Act of 1940), I hereby certify that said Investment Company will limit its ownership to 3% or less of the Fund’s outstanding shares.

The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

Signature of owner (or custodian) Date

Signature of joint owner (or corporate officer, partner or other) Date

Trustee (if applicable) Date

TO CONTACT US:

By Telephone In Writing Internet

Toll-free 1-844-798-3848 CLA Strategic Allocation Fund

c/o Gemini Fund Services, LLC

PO Box 541150

Omaha, NE  68154

Or

Via Overnight Delivery

17605 Wright Street, Suite 2

Omaha, NE 68130

Distributed by Northern Lights Distributors, LLC